================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PROTOCOL SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           [LETTERHEAD OF PROTOCOL]

                           8500 S.W. Creekside Place
                              Beaverton, OR 97008
                                (503) 526-8500

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 16, 2000

                               ----------------

To the Shareholders of
Protocol Systems, Inc.:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Protocol Systems, Inc. (the "Company") will be held on Tuesday, May 16, 2000, at 10:30 a.m., local time, at the Company's offices at 8500 S.W. Creekside Place, Beaverton, Oregon 97008 for the following purposes:

  1. Election of Directors. To elect three directors, two for a three-year term and one for a one-year term;

  2. Approval of Amendment to 1998 Stock Incentive Plan. To approve an amendment to the Protocol Systems, Inc. 1998 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 500,000 to 900,000;

  3. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

  4. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors of the Company has fixed the close of business on March 17, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board,

                                          /s/ Robert F. Adrion

                                          Robert F. Adrion
                                          President and Chief Executive
                                           Officer

Beaverton, Oregon
April 10, 2000

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            PROTOCOL SYSTEMS, INC.
                           8500 S.W. Creekside Place
                              Beaverton, OR 97008
                                (503) 526-8500

                               ----------------

                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 16, 2000

                               ----------------

                                 INTRODUCTION

General

  This Proxy Statement is being furnished to the shareholders of Protocol Systems, Inc., an Oregon corporation ("Protocol" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of Protocol common stock, par value $.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 10:30 a.m. on May 16, 2000, and at any adjournments or postponements thereof, (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect three members of the Board of Directors, approve an amendment to the Company's 1998 Stock Incentive Plan, ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000, and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Protocol on or about April 14, 2000.

Solicitation, Voting and Revocability of Proxies

  The Board of Directors has fixed the close of business on March 17, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,100 beneficial holders of the 8,179,442 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the three nominees for election to the Board of Directors, FOR approval of the amendment to the Company's 1998 Stock Incentive Plan and FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder, may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Protocol Systems, Inc., 8500 S.W. Creekside Place, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, three directors will be elected. Robert F. Adrion and Ronald S. Newbower have each been nominated for election for a three-year term, and Frank E. Samuel, Jr. has been nominated for election for a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of these nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

  Under the Company's articles of incorporation, the directors are divided into three classes, currently composed of two directors each. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

  Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 10, 2000, principal occupation or employment during the past five years, the periods during which he has served as a director of Protocol and positions currently held with Protocol.

                                                 Expiration
                                      Expiration  of Term
                             Director Current of for Which
                         Age  Since      Term    Nominated   Positions Held With Protocol
                         --- -------- ---------- ---------- ------------------------------
Nominees:
 Robert F. Adrion,        58   1999      2000       2003    President, Chief Executive
  Ph.D..................                                     Officer and Director
 Ronald S. Newbower,      56   1994      2000       2003    Director
  Ph.D..................
 Frank E. Samuel, Jr....  60   1994      2000       2001    Director

Continuing Directors:
 Curtis M. Stevens......  47   1998      2001        --     Director
 David F. Bolender......  67   1996      2002        --     Chairman of the Board of
                                                             Directors
 Steven E. Wynne........  48   1996      2002        --     Director

  Robert F. Adrion, Ph.D. Dr. Adrion joined the Company in August 1999 as President and at that time was named Chief Executive Officer and appointed to the Board of Directors. With 30 years experience in the medical device business, he had most recently served Becton Dickinson and Company as Worldwide President, Infusion Therapy and Injection Systems from 1998 through June 1999. Prior to that, Dr. Adrion was Worldwide President of Becton's Infusion Therapy division from 1995 to 1998 and President of the Vascular Access division from 1994 to 1995, and also had assignments in corporate planning and corporate research and development. Dr. Adrion received bachelors and master's degrees in Electrical Engineering and earned his doctorate in Physics from North Carolina State University.

  Ronald S. Newbower, Ph.D. Dr. Newbower was elected to the Board of Directors in 1994. Since 1997, Dr. Newbower has been Vice President for Research Management of Partners Healthcare System, and, since 1994, has also served as Senior Vice President, Research and Technology for Massachusetts General Hospital ("MGH"). Dr. Newbower was Vice President for Research and Technology Affairs of MGH and Associate General Director for Research and Technology Affairs of MGH from 1990 to 1994. Dr. Newbower has held appointments at MGH since 1973, where he has served as Deputy Director of the Division of Research Affairs, Director of Technology Development of the Office of Technology Affairs, and Director of the Department of Biomedical Engineering. He is currently also Associate Professor of Anaesthesia, Harvard-MIT Division of

Health Sciences and Technology, Associate Professor of Anaesthesia, Harvard Medical School, and Lecturer in Electrical Engineering, Massachusetts Institute of Technology.

  Frank E. Samuel, Jr. Mr. Samuel was elected to the Board of Directors in 1994. Mr. Samuel has been President of Edison BioTechnology Center, an economic development organization for the biomedical technology field in the State of Ohio since February 1995. Prior to that date, Mr. Samuel was an independent consultant engaged in the business of advising senior management on governmental policy and regulation of health care and medical technology since 1990. Mr. Samuel was President of the Health Industry Manufacturers Association, a national trade association representing medical technology manufacturers, from 1984 to 1989. Mr. Samuel also serves on the Board of Directors of STERIS Corporation.

  Curtis M. Stevens. Mr. Stevens was elected to the Board of Directors in 1998. Mr. Stevens is Vice President, Chief Financial Officer and Treasurer of Louisiana Pacific Corporation. From 1991 to 1997, Mr. Stevens served as Executive Vice President, Treasurer and Assistant Secretary of Planar Systems, Inc., a manufacturer of commercial flat panel display components. Mr. Stevens joined Planar Systems in 1983 and was elected Vice President and Chief Financial Officer in 1986. From 1976 to 1983, Mr. Stevens served in various capacities at Deloitte, Haskins & Sells (now Deloitte & Touche) in tax, audit and management consulting. Mr. Stevens is a Certified Public Accountant. Mr. Stevens received a BA in economics from the University of California, Los Angeles ("UCLA") and an MBA in finance from the Graduate School of Management at UCLA.

  David F. Bolender. Mr. Bolender was elected to the Board of Directors in 1996. In February 1998, Mr. Bolender was elected Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Bolender was named President of the Company in September 1998. Mr. Bolender served as President and Chief Executive Officer of the Company until August 1, 1999. From January 1989 to December 1991 Mr. Bolender served as President of the Electric Operations Group of PacifiCorp. Mr. Bolender is Chairman of the Board of Directors of Electro Scientific Industries, Inc. and has served in that capacity since 1992. Mr. Bolender also serves on the Board of Directors of Golden Northwest Aluminum, Inc.

  Steven E. Wynne. Mr. Wynne was elected to the Board of Directors in 1996. Mr. Wynne has served as President and Chief Executive Officer of adidas America, Inc. since 1995. From 1984 to 1996, Mr. Wynne was a partner in the law firm of Ater Wynne LLP, Protocol's legal counsel. Mr. Wynne also serves on the Boards of Directors of Planar Systems, Inc. and FLIR Systems, Inc.

  Board of Directors Committees and Nominations by Shareholders. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on March 16, 2000. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.15 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

  The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended December 31, 1999, conducted five meetings. The members of the Audit Committee currently are Messrs. Samuel and Stevens. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. During the fiscal year ended December 31, 1999, the Compensation Committee held one meeting. The members of the Compensation Committee currently are Messrs. Stevens and Wynne.

  During 1999 the Company's Board of Directors held seven meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

  See "Management--Executive Compensation" for certain information regarding compensation of directors.

  The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for director. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                  MANAGEMENT

Executive Officers

  The following table sets forth certain information with respect to the executive officers of the Company.

          Name            Age                        Position
------------------------  --- ------------------------------------------------------
Robert F. Adrion........   58 Director, President and Chief Executive Officer
Don M. Abbey............   33 Vice President-Quality Systems
James P. Fee, Jr........   54 Vice President and General Manager-Portable Monitoring
Carl P. Hollstein, Jr...   60 Vice President-Manufacturing and Service
Edward M. Kolasinski....   41 Vice President-Finance, Chief Financial Officer
                              and Treasurer
Allen L. Oyler..........   54 Vice President and General Manager-Medical
                              Device Technologies and Secretary
Richard L. Roa..........   54 Vice President-Engineering
Chris E. Tew............   47 Vice President-Sales
James P. Welch..........   49 Vice President and General Manager-Flexible Monitoring

  Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

  Don M. Abbey. Mr. Abbey joined the Company in June 1998 as Vice President-Quality Systems. Before joining the Company, Mr. Abbey was Director, Quality Assurance at Heartstream, Inc., a manufacturer of medical defibrillators, from May 1996 to June 1998, and Manager, Quality Engineering at Heart Technology, a manufacturer of angioplasty devices, from August 1993 to May 1996.

  James P. Fee, Jr. Mr. Fee joined the Company in 1988 as Vice President-Marketing and Sales and in 1998 he became Vice President-Sales, Service and Communication. In 1999, Mr. Fee became Vice President-Sales and Marketing and was later named Vice President and General Manager-Portable Monitoring. Prior to joining the Company, Mr. Fee spent the previous 14 years with Physio Control Corporation, a manufacturer of cardiac defibrillators and subsidiary of Eli Lilly and Company. From 1987 to November 1988, Mr. Fee was Vice President of Marketing and from 1982 to 1987 Vice President of Sales and Service of Physio Control Corporation.

  Carl P. Hollstein, Jr. Mr. Hollstein joined the Company in 1993 as Vice President-Manufacturing. In 1999 Mr. Hollstein was elected Senior Vice President-Manufacturing and was later named Vice President- Manufacturing and Service. Before joining the Company, Mr. Hollstein was a self-employed management consultant from 1991 to 1993. From 1978 to 1991, Mr. Hollstein worked for Intel Corporation, holding a variety of positions, including Engineering Manager; General Manager, Development Systems Operation; and Director of Quality Systems Group.

  Edward M. Kolasinski. Mr. Kolasinski joined the Company in 1996 at the time of the Company's acquisition of Pryon Corporation. Mr. Kolasinski was named President of Pryon in 1996, after spending the previous six years as its Vice President, Finance and Chief Financial Officer. In 1999 he was named Protocol's Vice President and General Manager-OEM Products and later became Vice President-Finance, Chief Financial Officer and Treasurer. Previously, Mr. Kolasinski spent seven years with Price Waterhouse, and was an officer and corporate controller at Rexnord, Inc.

  Allen L. Oyler. Mr. Oyler joined the Company in 1993 as Director, Human Resources and in 1994 was elected Vice President-Human Resources and Administration. In 1999 he was named Secretary and became Vice President-Information Services, Human Resources and Administration and was later named Vice President and General Manager-Medical Device Technologies. Prior to joining the Company, Mr. Oyler was Director, Human Resources at SpaceLabs from 1984 to 1993.

  Richard L. Roa. Mr. Roa joined the Company in July 1998 as Vice President-Engineering. Before joining the Company, Mr. Roa was Director, Biomedical Engineering at Baylor University Medical Center from 1989 to July 1998.

  Chris E. Tew. Mr. Tew joined the Company as Director of North American Sales in 1989 and in 1999 was named Vice President-Sales. Before joining the Company, he spent 7 years at CooperVision Cilco holding the director of sales and regional sales management positions. In 1985 Mr. Tew co-founded Health-Ware Management Company, Inc. and served on the board of directors until the company was sold in 1996.

  James P. Welch. Mr. Welch joined the Company in 1991 as Vice President-Engineering, became Vice President-Quality Systems in July 1994 and Vice President-Business and Market Development in December 1996. In 1998, he became Vice President-Marketing and Business Development. In 1999, he was elected Senior Vice President-Systems, Marketing and Service and was later named Vice President and General Manager- Flexible Monitoring. Prior to joining the Company, Mr. Welch served for ten years as Director of Hospital Clinical Engineering, Special Assistant to the Office of Technology Affairs and Associate Director of the Anesthesia Bioengineering Unit at Massachusetts General Hospital, in Boston, Massachusetts.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table provides certain summary information concerning compensation of each person who served as the Company's Chief Executive Officer during 1999 and each of the four other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ending December 31, 1997, 1998 and 1999.

                                                        Long-term
                                                       Compensation
                                                       ------------
                                                        Securities
                                                        Underlying
                               Annual Compensation        Stock
                              ------------------------   Options     All Other
Name and Principal Position   Year  Salary      Bonus    Granted    Compensation
---------------------------   ---- --------    ------- ------------ ------------
Robert F. Adrion (1)......... 1999 $115,390    $70,000   200,000      $78,371(2)
 President and Chief
  Executive Officer

David F. Bolender (3)........ 1999   78,750(4)     --     40,000       17,500(5)
 Chairman of the Board        1998  144,375(6)     --     80,000          --

James P. Fee, Jr............. 1999  164,615     97,505    30,000        1,786(7)
 Vice President and General   1998  153,846     54,763       --         1,786(7)
 Manager-Portable Monitoring  1997  139,231     38,893       --         1,842(7)

Carl P. Hollstein, Jr........ 1999  166,692     60,992    30,000        1,786(7)
 Vice President-Manufacturing 1998  150,969     30,546       --         1,786(7)
 and Service                  1997  129,423        --                   1,696(7)

Allen L. Oyler............... 1999  164,615     70,569    30,000        2,000(7)
 Vice President and General   1998  150,769     29,969       --         1,931(7)
 Manager-Medical Device       1997  129,115        --        --         1,879(7)
 Technologies and Secretary

James P. Welch............... 1999  168,077     82,260    30,000        1,389(7)
 Vice President and General   1998  153,846     32,432       --         1,389(7)
 Manager-Flexible Monitoring  1997  139,039        --        --         1,319(7)

--------
(1) Mr. Adrion was elected Chief Executive Officer effective as of August 1,
    1999.
(2) The amount represents payments made to Mr. Adrion in connection with his relocation costs.
(3) Mr. Bolender served as Chief Executive Officer from February 20, 1998 to August 1, 1999.
(4) This amount is the dollar value of 10,000 shares of Common Stock granted to Mr. Bolender in lieu of cash compensation based on the market value of the Common Stock on the date of grant.
(5) Includes $15,000 paid to Mr. Bolender for consulting services provided from August 1, 1999 through December 31, 1999 and $2,500 paid to Mr. Bolender for his services on the Board of Directors from August 1, 1999 through December 31, 1999.
(6) This amount is the dollar value of 20,000 shares of Common Stock granted to Mr. Bolender in lieu of cash compensation based on the market value of the Common Stock on the date of grant.
(7) Matching amounts contributed on behalf of the named executive officer to the Company sponsored 401(k) employee savings plan covering all of the Company's employees.

Stock Options

  The following table sets forth information concerning options granted to the named executives during the year ended December 31, 1999.

                       Option Grants in Last Fiscal Year

                                                                     Potential Realizable
                                                                       Value at Assumed
                                     Percent of                      Annual Rates of Stock
                          Number of    Total                                 Price
                          Securities  Options                           Appreciation for
                          Underlying Granted to Exercise                 Option Term(3)
                            Options  Employees  Price Per Expiration ---------------------
Name                      Granted(1)  in 1999    Share(2)    Date        5%         10%
----                      ---------- ---------- --------- ---------- ---------- ----------
Robert F. Adrion........   200,000       34%      $8.50    8/6/2009  $1,069,121 $2,709,362
David F. Bolender.......    40,000        7%       7.88   8/20/2009     198,102    502,029
James P. Fee............    30,000        5%       7.25    2/5/2009     136,785    346,639
Carl P. Hollstein, Jr...    30,000        5%       7.25    2/5/2009     136,785    346,639
Allen L. Oyler..........    30,000        5%       7.25    2/5/2009     136,785    346,639
James P. Welch..........    30,000        5%       7.25    2/5/2009     136,785    346,639

--------
(1) Options granted in 1999 generally become exercisable one year from the grant date, with 25% of the options becoming exercisable at that time and with an additional 25% of the options becoming exercisable each year thereafter. Options granted to Mr. Bolender in 1999 become exercisable starting one month after the grant date, with 1/12 of the options becoming exercisable at that time and with an additional 1/12 of the options becoming exercisable each month thereafter.

(2) Exercise price per share is equal to the closing price of the Common Stock on the date of grant.

(3) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.


Option Exercises and Holdings

  The following table provides information, with respect to the named executive officers, concerning unexercised options held as of December 31, 1999. None of the named executive officers exercised any options during the year ended December 31, 1999.

                              Number of Securities      Value of Unexercised
                             Underlying Unexercised         In-the-Money
Name                            Options at FY-End       Options at FY-End(1)
----                        ------------------------- -------------------------
                            Exercisable Unexercisable Exercisable Unexercisable
                            ----------- ------------- ----------- -------------
Robert F. Adrion...........      --        200,000          --      $100,000
David F. Bolender..........   16,333        26,667     $ 18,000       30,000
James P. Fee, Jr...........   76,667        30,000      282,054       52,500
Carl P. Hollstein, Jr......   30,000        30,000       52,500       52,500
Allen L. Oyler.............   15,000        30,000       33,750       52,500
James P. Welch.............   24,134        30,000      112,713       52,500

--------
(1) The value of unexercised in-the-money options is based on the difference between $9.00, which was the closing price of the Common Stock on December 31, 1999, and the applicable exercise price.

Executive Employment Agreements

  The Company has employment agreements (the "Employment Agreements") with certain of its executive officers, including Robert F. Adrion, James P. Fee, Carl P. Hollstein, Allen L. Oyler and James P. Welch. The

Employment Agreements generally are for a term ending July 1, 2001, provided that if a "Change of Control" (as defined in the Employment Agreements and described below) occurs before that date, the Employment Agreements will continue in effect until two years after the Change in Control. Mr. Adrion's Employment Agreement is for a term ending December 31, 2001, provided that thereafter the term of the Agreement will be automatically extended for successive one-year terms unless six months notice of nonrenewal is given by either party. Each Employment Agreement may be terminated by either party upon seventy-five days written notice (thirty days in the case of Mr. Adrion). If an Employment Agreement is terminated by the Company without "Cause" (as defined in the Employment Agreements and described below), the executive officer is entitled to receive a lump sum payment equal to one year's base salary (or in the case of Mr. Adrion, an amount equal to his base salary for the remaining term of the Agreement) plus an amount equal to any quarterly bonus or incentive payment and any annual bonus or incentive payment that the executive officer would have been entitled to had he remained employed for the remainder of the period to which the payment related, provided that the amount of such payment shall be pro rated based on the portion of the period actually employed. If an Employment Agreement is terminated for Cause, all pay and benefits under the Employment Agreement will cease as of the effective date of the termination. In the event of the death of an executive officer, the estate of the executive officer would receive a lump sum payment equal to six months base salary at the then current rate. In the event of the termination of an Employment Agreement due to an executive officer's disability, the executive officer would continue to receive his base salary for five months after he was no longer able to perform his duties. In the event of either death or disability, the executive officer would also be entitled to receive a payment equal to any incentive bonus the executive officer would have earned, pro rated based on the portion of the period actually employed. For a period of two years following a Change of Control, each executive officer would have the right to terminate his employment for "Good Reason" (as defined in the Employment Agreements), and to receive upon such termination or upon a termination by the Company other than for Cause, a lump sum payment in an amount equal to two times his then-current base salary, plus an amount equal to the greater of (i) two times the amount the executive officer would have received in incentive plan bonuses for the year in which the termination occurred if the target goals had been achieved for the year, or (ii) the actual amount of the incentive bonus the executive officer would have been entitled to receive for the year based on the Company's actual performance. In addition, the executive officer would be entitled to the continuation of health and insurance benefits for certain periods. Each Employment Agreement includes a covenant not to compete that prohibits the executive officer from owning, operating or working for any business in the United States that is selling or developing products that compete with those of the Company for a period of twelve months after his employment with the Company is terminated, unless such employment was terminated by the Company without Cause. The Employment Agreements also provide that all outstanding unvested stock options shall immediately become fully vested upon a termination of employment following a Change of Control. For purposes of the Employment Agreements, a "Change of Control" includes (i) any merger or consolidation transaction that results in the shareholders of the Company immediately before such transaction owning less than 50 percent of the total combined voting power of the surviving corporation in the transaction, (ii) the acquisition by any person of 20 percent or more of the Company's total combined voting power, (iii) the liquidation of the Company or the sale of substantially all of its assets, or
(iv) a change in the composition of the Board of Directors during any 24 month period such that the directors in office at the beginning of the period and/or their successors who were elected by or on the recommendation of the directors in office at the beginning of the period do not constitute at least a 70 percent majority of the Board. For purposes of the Employment Agreements, "Cause" means the failure to satisfactorily perform the duties assigned to the executive officer within a certain period after notice of such failure is given or commission of certain illegal or wrongful acts.

Director Compensation

  The members of the Company's Board of Directors are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. In addition, nonemployee members of the Board of Directors receive a $5,000 annual retainer, $1,000 for each Board meeting attended in person, $500 for each Board meeting attended by telephone and $500 for each meeting of a committee of the Board attended. Nonemployee directors who do not reside in the Portland, Oregon metropolitan area also receive a nonaccountable travel allowance of $1,000 for each Board meeting attended. Under the Company's 1993 Stock Option Plan for Nonemployee Directors (the "1993 Plan"), each person who becomes a nonemployee director automatically receives an initial option to purchase 20,000 shares of the Company's Common Stock immediately following the annual meeting at which such director is first elected to the Board of Directors. The initial option grant vests ratably on an annual basis over three years. Each nonemployee director automatically receives additional annual grants of options to purchase 5,000 shares after each annual meeting of shareholders (provided the nonemployee director continues to serve in that capacity) which are fully vested and exercisable on the date of grant. Each option expires ten years from the date of its grant. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the ten year term. The exercise price of options granted under the 1993 Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option.

Compensation Committee Report

  Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

  Compensation Philosophy. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of the Company's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers of the Company. With regard to compensation actions affecting the Chief Executive Officer, all of the non-employee members of the Board of Directors act as the approving body.

  The executive compensation program of the Company has been designed to:

  . Support a pay for performance policy that is tied to corporate and individual performance;

  . Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

  . Provide compensation opportunities which are comparable to those offered by similarly-sized medical and technology-based companies;

  . Align the interest of executives with the long-term interest of shareholders through award opportunities that can result in ownership of Common Stock.

  Currently, the executive compensation program is comprised of a base salary, cash bonus opportunities and long-term incentive opportunities in the form of stock options, along with benefits offered to all employees of the Company. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, causing greater variability in the individual's total compensation level from year-to-year.

  Base Salaries. The base salaries of the Company's executive officers for 1999 were generally established effective May 22, 1999. In establishing those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the electronics and medical electronics industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

  Bonus Plan. The bonus program for officers is designed to recognize significant individual contributions as well as Company performance. Actual bonus payments to executive officers in 1999 ranged from 28% to 61% of base salary.

  Stock Plans. The long-term, performance-based compensation of executive officers takes the form of option awards under the Company's 1992 and 1998 stock incentive plans (the "Stock Option Plans"), which are designed to align a significant portion of the executive compensation program with long-term shareholder interests. The Stock Option Plans permit the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Common Stock on the date of grant and, accordingly, will only have value if the Company's stock price increases. In granting options under the Stock Option Plans, the Compensation Committee generally takes into account each executive's responsibilities, relative position in the Company and past grants.

  Chief Executive Officer Compensation. Effective August 1, 1999 Robert F. Adrion was hired as the Company's President and Chief Executive Officer. Mr. Adrion's base annual salary was fixed at $300,000 with an annual cash incentive opportunity of up to 60% of base salary based on achievement of target goals established each year by the Compensation Committee. Mr. Adrion was also awarded options to purchase 200,000 shares of Common Stock at an exercise price equal to fair market value of the Common Stock on the date of grant which vest annually over four years. Mr. Adrion's compensation package was determined by the Compensation Committee based on Mr. Adrion's previous experience, the results of surveys and analysis of the compensation levels of other similar companies and negotiations with Mr. Adrion. Mr. Adrion received a cash incentive payment of $70,000 for 1999 based on the achievement of the target goals established by the Compensation Committee.

  Mr. Bolender served as Chief Executive Officer through July 1999. In lieu of cash compensation, Mr. Bolender received a grant of 10,000 shares of Common Stock and was awarded an option to purchase 40,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant vesting monthly over a twelve-month period.

COMPENSATION COMMITTEE

Curtis M. Stevens
Steven E. Wynne

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended December 31, 1999, the members of the Compensation Committee were Messrs. Stevens and Wynne.

Stock Performance Graph

  The following graph compares the monthly cumulative total returns for the Company, the Nasdaq Stock Market Index and an index of peer companies selected by the Company.

                              [PERFORMANCE GRAPH]

                     Company        Market        Peer
Date                 Index          Index         Index
12/30/94             100            100           100
12/29/95             117            141           132
12/31/96             144            174           124
12/31/97             112            213           120
12/31/98              79            300           166
12/31/99             100            556           246

  The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the peer group and the Nasdaq Stock Market Index is based on the stock price or index on December 30, 1994.

  The above graph compares the performance of the Company with that of the Nasdaq Stock Market Index and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows:
SpaceLabs Medical, Inc., Datascope Corp., Criticare Systems, Inc., Marquette Medical Systems, Inc., Vital Signs, Inc., Zoll Medical Corp., Novametrix Medical Systems, Inc., Vitalcom, Inc. and Physio Control International Corp. The total cumulative return on investment for Marquette Medical Systems and Physio Control International were not included since 1998 as both companies were acquired during that year.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 1999, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1999 except for Mr. Hollstein who filed one Form 5 twenty-one days late.

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the ownership of the Common Stock as of March 17, 2000 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and nominees,
(iii) each of the Company's named executive officers, and (iv) all directors and executive officers as a group.

                                                 Shares of         Percent of
                                                Common Stock      Common Stock
Name and Business Address                  Beneficially Owned (1) Outstanding
-------------------------                  ---------------------  ------------
EQSF Advisers, Inc. (2)...................       1,120,600            13.7%
M.J. Whitman Advisers, Inc.
Martin J. Whitman
 767 Third Avenue
 New York, NY 10017


Westport Asset Management, Inc. (3).......         862,450            10.5
 253 Riverside Avenue
 Westport, CT 06880


Dimensional Fund Advisors, Inc. (4).......         581,800             7.1
 1299 Ocean Avenue
 Santa Monica, CA 90401


Wellington Management Company, LLP (5)....         536,200             6.6
 75 State Street
 Boston, MA 02109


Robert F. Adrion..........................             --              --


David F. Bolender.........................         173,166             2.1


Ronald S. Newbower........................          15,000               *


Frank E. Samuel, Jr.......................          20,000               *


Curtis M. Stevens.........................          13,067               *


Steven E. Wynne...........................          25,000               *


James P. Fee, Jr..........................         132,379             1.6


Carl P. Hollstein, Jr.....................          65,927               *


Allen L. Oyler............................          48,452               *


James P. Welch............................          64,927               *


Executive Officers and Directors as a
 group (14 persons).......................         628,774             7.2

--------
 *   less than one percent

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 17, 2000 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 17, 2000 is as follows: Mr. Bolender--119,666; Mr. Newbower--15,000; Mr. Samuel--20,000; Mr. Stevens--11,667; Mr. Wynne--21,000; Mr. Fee--83,250;
    Mr. Hollstein--55,750; Mr. Oyler--44,250; Mr. Welch--60,134 and all directors and officers as a group- 496,884. The table does not include shares subject to options that will be granted to Messrs. Bolender, Newbower, Samuel, Stevens and Wynne under the 1993 Stock Option Plan for Nonemployee Directors immediately after the Annual Meeting.

(2) This information as to beneficial ownership is based on a Schedule 13G filed by EQSF Advisers, Inc. ("EQSF"), M.J. Whitman Advisers, Inc. ("MJWA") and Martin J. Whitman ("Whitman") with the Securities and Exchange Commission on February 14, 2000. The Schedule 13G states that (i) EQSF is the beneficial owner of 1,120,600 shares of Common Stock as to which it has sole voting and dispositive power; (ii) MJWA is the beneficial owner of 6,700 shares of Common Stock as to which it has sole voting and dispositive power; and (iii) Whitman is the controlling person of EQSF and MJWA, but disclaims beneficial ownership of the shares of Common Stock beneficially owned by such entities.

(3) This information as to beneficial ownership is based on a Schedule 13G filed by Westport Asset Management, Inc. ("Westport") with the Securities and Exchange Commission on February 16, 2000. The Schedule 13G states that Westport has shared voting power as to 613,450 shares of Common Stock and dispositive power as to 862,450 shares of Common Stock.

(4) This information as to beneficial ownership is based on a Schedule 13G filed by Dimensional Fund Advisors, Inc. ("Dimensional") with the Securities and Exchange Commission on February 3, 2000. The Schedule 13G states that Dimensional, in its capacity as investment adviser or manager, has sole voting and dispositive power as to 581,800 shares of Common Stock. Dimensional disclaims beneficial ownership of such shares.

(5) This information as to beneficial ownership is based on a Schedule 13G filed by Wellington Management Company, LLP ("WMC") with the Securities and Exchange Commission on February 11, 2000. The Schedule 13G states that WMC, in its capacity as investment advisor, may be deemed to be the beneficial owner of 536,200 shares of Common Stock, which are owned by numerous investment counseling clients. The Schedule 13G states that WMC has shared voting power as to 263,200 shares and has shared dispositive power as to 536,200 shares of Common Stock.

            APPROVAL OF AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

  The Board of Directors is requesting that the Company's shareholders approve an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock that are reserved for issuance under the 1998 Plan. A total of 500,000 shares of Common Stock have been reserved for issuance under the 1998 Plan. As of March 17, 2000, approximately 61,944 shares remained available for grant under the 1998 Plan. The Board of Directors believes that additional shares will be needed under the 1998 Plan to provide appropriate incentives to employees and others. Accordingly, the Board of Directors has approved an amendment to the 1998 Plan that would increase from 500,000 shares to 900,000 shares the number of shares of Common Stock that are reserved for issuance under the 1998 Plan.

  The purpose of the 1998 Plan is to attract, retain and reward individuals who can and do contribute to the Company's success by providing employees and consultants an opportunity to share in the equity of the Company and to more closely align their interests with the Company and its shareholders. In the high technology industry in which the Company competes, stock options are an integral part of the total compensation package. Protocol's practice has been to grant stock options broadly throughout the organization to recognize key performers and to provide a link between employee and Company performance. To date more than 77% of employees have been issued stock option grants, with approximately 39% of the options granted to employees who are not officers of the Company.

  The Board considers it critical to be able to continue to offer stock incentives in order to attract and develop the talented, vital individuals who can contribute to the Company's growth and success in a very competitive environment. Doing so provides significant motivational and performance benefits by providing employees and consultants an ownership perspective, teamed with the appreciation that comes with growing the value of the Company. Equity participation is the most effective means for more closely aligning their interests with the long-range goals of the Company and its shareholders. Lack of stock incentives would put the Company at a serious disadvantage in recruiting and retaining key people. For these reasons, shareholders are encouraged to approve the amendment to the 1998 Plan. The following is a summary of the basic terms and provisions of the 1998 Plan.

  The 1998 Plan, which was approved by the Company's shareholders on May 19, 1998, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under
Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company. Because the officers, directors and employees of the Company who may participate in the 1998 Plan and the amount of their options will be determined on a discretionary basis by the Compensation Committee or the full Board of Directors, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers, directors and employees. No employee may receive options under the 1998 Plan for more than 50,000 shares in any one fiscal year, except that options for up to an additional 50,000 shares may be granted in connection with a person's initial employment with the Company.

  The administration of the 1998 Plan has been delegated to the Compensation Committee. In addition to determining who will be granted options, the Committee has the authority and discretion to determine when options will be granted and the number of options to be granted and whether the options will be incentive stock options or non-qualified stock options. Only "employees" of the Company as that term is defined in the Code will be entitled to receive Incentive Stock Options. See "Federal Income Tax Consequences" below. The Compensation Committee may also determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the 1998 Plan. The Compensation Committee also may construe the 1998 Plan and the provisions in the instruments evidencing options granted under the 1998 Plan to employees and officer participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1998 Plan.

  The term of each option granted under the 1998 Plan will generally be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1998 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the three month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided by the Compensation Committee at the time as option is granted, no option granted under the 1998 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

  The exercise price of incentive stock options granted under the 1998 Plan may not be less than the fair market value of a share of Common Stock on the date the option is granted. For non-qualified stock options, the exercise price may be less than, equal to, or greater than the fair market value of the Common Stock on the date of grant, provided that the Compensation Committee must specifically determine that any option grant at an exercise price less than fair market value is in the best interests of the Company. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock, such other consideration and method of payment permitted by applicable law or any combination of such methods of payment as permitted by the Compensation Committee. The Compensation Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 1998 Plan provides for appropriate adjustments in the number of shares available for option and the number and option prices of shares subject to outstanding options.

  In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation, unless the Committee provides all option holders with the right to immediately exercise all of their options, whether vested or unvested. In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such a situation, the Board is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

  The 1998 Plan will continue in effect until March 23, 2008, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1998 Plan at any time. Amendments to the 1998 Plan must be approved by shareholders if required by applicable tax, securities or other law or regulation.

  The issuance of shares of Common Stock upon the exercise of options is subject to registration with the Securities and Exchange Commission of the shares reserved by the Company under the 1998 Plan.

Federal Income Tax Consequences

  The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

  Incentive Stock Options. Certain options authorized to be granted under the 1998 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized ordinary income.

  Non-qualified Stock Options. Certain options authorized to be granted under the 1998 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1998 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired through the exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

  Consequences to the Company. The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. The Company also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares acquired through the exercise of an incentive stock option.

Board Recommendation

  For the reasons discussed above, the Board recommends a vote FOR approval of the amendment to the Company's 1998 Stock Incentive Plan. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal. Proxies solicited by the Board will be voted FOR approval of the amendment to the 1998 Stock Incentive Plan unless a vote against the proposal or abstention is specifically indicated.

  The Board of Directors unanimously recommends a vote FOR this proposal.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed KPMG LLP to act as independent auditors for the Company for the fiscal year ending December 31, 2000, subject to ratification of such appointment by the Company's shareholders.

  Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2000.

  A representative of KPMG LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  The Board of Directors unanimously recommends a vote FOR this proposal.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2001 annual meeting of shareholders must be received by the Company not later than December 11, 2000, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission. In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2000 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                             COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Protocol will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1999 with the Securities and Exchange Commission. The Company's Annual Report on Form 10-K, and other reports filed by the Company with the SEC may be obtained through the SEC's Web site (http://www.sec.gov). Shareholders may also obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Corporate Secretary, Protocol Systems, Inc., 8500 S.W. Creekside Place, Beaverton, Oregon 97008.

                                          By Order of the Board of Directors

                                          /s/ Robert F. Adrion

                                          Robert F. Adrion
                                          President and Chief Executive
                                           Officer

Beaverton, Oregon
April 10, 2000

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                            PROTOCOL SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This undersigned shareholder of Protocol Systems, Inc. an Oregon corporation (the "Company"), hereby appoints Robert F. Adrion and David F. Bolender, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:30 a.m. on Tuesday, May 16, 2000, at the Company's executive offices located at 8500 S.W. Creekside Place, Beaverton, Oregon, and any adjournments or postponements thereof upon the following matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

                                      (Continued and to be signed on other side)

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                                                                                                            Please mark
                                                                                                            your votes    [ X ]
                                                                                                            as indicated



                                     FOR the               WITHHOLD
                                   nominees Dated       AUTHORITY to vote
                                   below (except as     for all nominees
                                   indicated below)     listed below
1.  Election of three directors,                                          2.  Approval of amendment          FOR    AGAINST  AESTAIN
    two for a three-year term       [_______]             [_______]           to the Company's 1998 stock    [__]    [___]    [___]
    and one a one-year term.                                                  incentive Plan.
Nominees: Robert F. Adrion and Ronald S. Newbower, each for a             3.  Ratification of appointment    [__]    [___]   [___]
three-year term and Frank E. Samuel, Jr. for a one-year term.                 of auditors.

Instruction: To withhold authority to vote for any nominees               4.  In their discretion, the proxies are authorized to
write that nominee's name(s) in this space:                                   vote upon such other matters as may properly come
                                                                              before the meeting or any adjournments or
___________________________________________________________________           postponements thereof.

                                                                          PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING
                                                                          THE ENCLOSED ENVELOPE.

                                                                                     Please sign below exactly as your name appears
                                                                                     on this Proxy Card. If shares are registered in
                                                                                     more than one name, all such persons should
                                                  _______________________            sign. A corporation should sign in its full
                                                                                     corporate name by a duly authorized officer,
                                                                                     stating his/her title. Trustees, guardians,
                                                                                     executors and administrators should sign in
                                                                                     their official capacity, giving their full
                                                                                     title as such. If a partnership, please sign in
                                                                                     the partnership name by authorized person(s).
                                                                                     If you receive more than one Proxy Card, please
                                                                                     sign and return all such cards in the
                                                                                     accompanying envelope.

                                                                                     _______________________________________________
                                                                                     Typed or Printed name(s)

                                                                                     _______________________________________________
                                                                                     Authorized Signature

                                                                                     _______________________________________________
                                                                                     Title or authority, if applicable

                                                                                     _______________________________________________
                                                                                     Date

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